Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Completes
Merger with Atlanta Bancorporation, Inc.

ATLANTA, GA, October 1, 2014 - State Bank Financial Corporation (NASDAQ: STBZ) announced today the completion of its merger with Atlanta Bancorporation, Inc., for $25.2 million in cash. Simultaneous with the closing of the merger, Bank of Atlanta, a wholly-owned subsidiary of Atlanta Bancorporation, merged into State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial.

At June 30, 2014, Bank of Atlanta had approximately $195 million of total assets, $121 million of loans and $157 million of deposits. The conversion of Bank of Atlanta’s systems into State Bank’s existing systems is expected to be completed in December 2014.

“We are pleased to welcome our new clients and team members to State Bank and are excited by how this merger enhances our growth potential in metro Atlanta,” said State Bank Financial Chairman and CEO Joe Evans.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia’s best-capitalized banks, with approximately $2.6 billion in assets as of June 30, 2014. State Bank has locations in Metro Atlanta and Middle Georgia.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements regarding the expected timing of the Bank of Atlanta systems conversion and statements regarding our belief that the merger will position us for additional growth. These forward-looking statements are subject to risks, uncertainties and other factors, such as unanticipated delays related to the systems conversion, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in State Bank Financial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To learn more about State Bank, visit www.statebt.com.